UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave.
P.O. Box 10047
Portland, OR	97296-0047
(Address of principal executive offices)	(Zip Code)

(503) 224-9900
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2005, Schnitzer Steel Industries, Inc. (“SSI”) and Hugo Neu Corporation (“HNC”) announced that they and certain of their subsidiaries entered into a Master Agreement (the “Master Agreement”) providing for the separation and termination of their joint venture relationships and certain other transactions. Pursuant to the Master Agreement, SSI and its subsidiary, Joint Venture Operations, Inc. (“JVOI”), and HNC and its subsidiaries, Hugo Neu Co., LLC, HNE Recycling LLC and HNW Recycling LLC, have agreed to take the following steps relating to the dissolution of their joint venture relationships as follows:

•	JVOI will acquire the 50% interests in the joint ventures based in New England that are owned by a Hugo Neu subsidiary with the result that these joint ventures will become wholly-owned by JVOI;

•
Subsidiaries of HNC will acquire the 50% interests in the joint ventures based in New Jersey, New York and California that are owned by a Schnitzer subsidiary with the result that these joint ventures will become wholly-owned by subsidiaries of HNC;

•
Hugo Neu Schnitzer Global Trade LLC (“HNS Global Trade”), a joint venture engaged primarily in scrap metal trading, will redeem JVOI’s 50% membership interest in it in exchange for the assets and liabilities of HNS Global Trade’s trading business in Russia, Poland, Denmark, Finland, Norway and Sweden;

•	JVOI will acquire HNC’s metals recycling and greenwaste recycling businesses in Hawaii;

•	A subsidiary of HNC will pay JVOI approximately $52,000,000 in cash;

•
SSI and HNC and certain of their affiliates will enter into a number of related agreements governing, among other things, employee transitional issues, benefit plans, scrap sales and other transitional services; and

•	SSI and HNC and certain of their affiliates will execute and deliver mutual global releases.

The Master Agreement has been approved by the Board of Directors of each of SSI and HNC and the transactions contemplated by the Master Agreement are subject to a number of conditions, including obtaining certain third party consents, permit amendments or transfers, Hugo Neu obtaining financing sufficient to fund the cash payment to be made to Schnitzer and the repayment of certain existing indebtedness, and other customary closing conditions. With respect to the financing contingency, Hugo Neu has confirmed to Schnitzer that it has entered into a definitive credit agreement sufficient to provide the required refinancing, subject to customary closing conditions. The parties currently expect that the closing of the transaction will occur in the third calendar quarter of 2005.

The foregoing description of the Master Agreement is not complete and is qualified in its entirety by reference to the Master Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

This filing on Form 8-K contains “forward looking statements” within the meaning of U.S. securities laws. For more information on these statements, please see the paragraph of the attached press release concerning forward looking statements.

Item 7.01	Regulation FD Disclosure.

As described in Item 1.01 above, on June 9, 2005, SSI and HNC announced that they and certain of their subsidiaries had entered into a Master Agreement providing for the termination of their joint venture relationships and certain other transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

10.1
Master Agreement dated as of June 8, 2005 by and among Hugo Neu Co., LLC, HNE Recycling LLC, HNW Recycling LLC, and Joint Venture Operations, Inc. and for certain limited purposes Hugo Neu Corporation and Schnitzer Steel Industries, Inc.

99.1	Press Release dated June 9, 2005 titled “Schnitzer Steel and Hugo Neu Corporation Announce Separation of Scrap Joint Ventures”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: June 9, 2005	By:	/s/ Kelly E. Lang
Name: Kelly E. Lang
Title: Vice President

EXHIBIT INDEX

Exhibit	Description

10.1
Master Agreement dated as of June 8, 2005 by and among Hugo Neu Co., LLC, HNE Recycling LLC, HNW Recycling LLC, and Joint Venture Operations, Inc. and for certain limited purposes Hugo Neu Corporation and Schnitzer Steel Industries, Inc.

99.1	Press Release dated June 9, 2005 titled “Schnitzer Steel and Hugo Neu Corporation Announce Separation of Scrap Joint Ventures”